UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note

In connection with the completion of its acquisition of LSI Corporation (“LSI”) discussed in Item 2.01 below, on May 6, 2014, Avago Technologies Limited (“Avago”) completed its previously announced private offering of $1,000,000,000 in aggregate principal amount of 2.0% Convertible Senior Notes due 2021 (the “Notes”) to SLP Argo I Ltd., a Cayman Islands exempted company (“SLP Argo I”), and SLP Argo II Ltd., a Cayman Islands exempted company (together with SLP Argo I, the “Purchasers”), pursuant to a Note Purchase Agreement, dated December 15, 2013, by and among Avago, Silver Lake Partners IV, L.P. (whose rights and obligations under the Note Purchase Agreement were thereafter assigned to and assumed by the Purchasers) and Deutsche Bank AG, Singapore Branch, as lead manager.

The Notes were issued pursuant to an Indenture, dated May 6, 2014 (the “Indenture”), between Avago and U.S. Bank National Association, as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The Notes are Avago’s unsecured senior obligations. The Notes will mature on August 15, 2021, unless repurchased, redeemed or converted in accordance with their terms prior to such date. The Notes will pay interest semi-annually at a rate of 2.0% per year, payable in arrears on May 1 and November 1 of each year, beginning on November 1, 2014, and on the maturity date. Subject to any limitations set forth in the Indenture, the Notes will be convertible at any time until the close of business on the scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes may be settled in shares of Avago’s ordinary shares (“Ordinary Shares”), cash or a combination of cash and Ordinary Shares, at Avago’s option. The Notes will be convertible at an initial conversion rate of 20.8160 Ordinary Shares per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $48.04 per Ordinary Share, and is subject to adjustment under the terms of the Notes. Holders of the Notes will have the right to require Avago to repurchase all or some of their Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the Indenture). In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), Avago may be required to increase the conversion rate for the Notes converted in connection with such a make-whole fundamental change. Prior to May 6, 2019, Avago may not redeem the Notes. Beginning May 6, 2019, Avago may, at its option, redeem the Notes, in whole or in part if the closing sale price (as defined in the Indenture) of the Ordinary Shares for 20 or more trading days (as defined in the indenture) in the period of 30 consecutive trading days ending on the trading day immediately prior to the date on which Avago provides notice of such redemption exceeds 150% of the applicable conversion price in effect on each such trading day, at a redemption price equal to 100% of the principal amount of notes being redeemed, together with accrued and unpaid interest to, but not including, the redemption date (as defined in the Indenture). A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of May 6, 2014, with the Purchasers (the “Registration Rights Agreement”) providing for customary resale registration rights with respect to the Notes and Ordinary Shares issuable upon conversion of the Notes, if any. A copy of the Registration Rights Agreement is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Credit Facility

On May 6, 2014, certain subsidiaries of Avago, specifically Avago Technologies Finance Pte. Ltd. (“AT Finance”), a company organized under the laws of the Republic of Singapore, Avago Technologies Cayman Ltd. (“AT Cayman”) and Avago Technologies Holdings Luxembourg S.à.r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“AT Luxco” and, together with AT Cayman, the “Borrowers”) entered into that certain Credit Agreement (the “Credit Agreement”), by and among AT Finance, AT Cayman, AT Luxco, the lenders named therein and Deutsche Bank AG New York Branch, as administrative agent (“Administrative Agent”). The Credit Agreement provides for a term loan facility in the aggregate principal amount of

U.S.$4,600,000,000 and a revolving credit facility that permits the Borrowers to borrow loans from time to time in an aggregate principal amount of up to U.S.$500,000,000, for general corporate purposes, for swingline loans of up to U.S.$75,000,000 in the aggregate and for the issuance of letters of credit of up to U.S.$100,000,000 in the aggregate, which, in the case of swingline loans and letters of credit, reduce the available borrowing capacity under the revolving credit facility on a dollar for dollar basis. The Borrowers’ obligations under the Credit Agreement are guaranteed by AT Finance and certain of its subsidiaries (such subsidiaries, the “Subsidiary Guarantors”) and are secured, subject to certain exceptions, by all the assets of AT Finance, each Borrower, and each Subsidiary Guarantor. The term loan facility has a term of seven years and the revolving credit facility has a term of five years.

Loans under the Credit Agreement will bear interest at a rate per annum equal to (i) to the greatest of (a) the rate of interest per annum publicly announced from time to time by Deutsche Bank AG New York Branch as its prime rate in effect at its principal office in New York City, (b) the Federal Funds Effective Rate (as defined in the Credit Agreement) in effect on such day plus  1⁄2 of 1% per annum, (c) the Adjusted LIBO Rate (as defined in the Credit Agreement) on such day for a deposit in dollars with a maturity of one month plus 1% per annum and (d), with respect to term loans, 1.75% or (ii) the interest rate per annum equal to the greater of (a) (x) the LIBO Rate for such Interest Period multiplied by (y) the Statutory Reserve Rate (as defined in the Credit Agreement) and (b) with respect to term loans, 0.75% per annum.

The Credit Agreement includes (i) financial covenants requiring AT Finance to, at any time the revolving credit facility is drawn by more than 30%, maintain a maximum first lien leverage ratio; (ii) customary restrictive covenants (subject, in each case, to certain exceptions and amounts) that limit AT Finance and its subsidiaries’ ability to, among other things, incur indebtedness, create liens, merge or consolidate with and into other persons, make acquisitions and sell assets; (iii) customary events of default, upon the occurrence of which, after any applicable grace period, the lenders will have the ability to accelerate all outstanding loans thereunder and terminate the commitments; and (iv) customary representations and warranties. In addition, AT Finance has the ability, at any time, to increase the aggregate term loans and revolving credit commitments under the Credit Agreement from U.S.$5,100,000,000 to U.S.$6,700,000,000, subject to the condition that no default or event of default shall have occurred and be continuing and other terms and conditions set forth in the Credit Agreement, and the receipt of sufficient commitments for such increase from the lenders. The Borrowers have agreed to pay the lenders a commitment fee at a rate per annum that varies based on total leverage ratio. The Borrowers also entered into collateral and related agreements ancillary to the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 6, 2014, Avago completed its previously announced acquisition of LSI, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 15, 2013 (the “Merger Agreement”), by and among Avago, LSI and the other parties named therein.

Pursuant to the Merger Agreement, the acquisition was structured as a merger of an indirect wholly-owned subsidiary of Avago with and into LSI (the “Merger”), with LSI surviving the Merger and continuing as an indirect wholly-owned subsidiary of Avago. The aggregate consideration for the acquisition was approximately $6.6 billion in cash. Avago funded the transaction with proceeds from the Notes and the Credit Facility, as well as cash on hand of the combined companies.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which has previously been filed with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company sold $1,000,000,000 aggregate principal amount of Notes to the Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on the exemption from registration based in part on representations made by the Purchasers.

The Notes are convertible into Ordinary Shares as described under Item 1.01 above. The Notes and Ordinary Shares issuable upon conversion of the Notes have not been registered under the Securities Act.

This Form 8-K does not constitute an offer to sell any securities or the solicitation of an offer to sell any Notes or any other security, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction.

Item 7.01	Regulation FD Disclosure.

On May 6, 2014, Avago issued a press release announcing the completion of the acquisition of LSI by Avago. A copy of the press release, which is attached to this current report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71days following the date that this Report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 15, 2013, by and among LSI Corporation, Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and Leopold Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Avago Technologies Limited Form 8-K/A filed on December 16, 2013).

10.1	Note Purchase Agreement, dated as of December 15, 2013, by and among Avago Technologies Limited,

Silver Lake Partners IV, L.P. and Deutsche Bank AG, Singapore Branch, as lead manager (incorporated by reference to Exhibit 10.1 to the Avago Technologies Limited Form 8-K/A filed on December 16, 2013).

10.2	Indenture, dated as of May 6, 2014, related to 2.0% Convertible Senior Notes.

10.3	Registration Rights Agreement, dated as of May 6, 2014, related to 2.0% Convertible Senior Notes.

10.4	Credit Agreement, dated as of May 6, 2014, by and among Avago Technologies Finance Pte. Ltd., Avago Technologies Cayman Ltd., Avago Technologies Holdings Luxembourg S.à.r.l., the lenders named therein, and Deutsche Bank AG New York Branch, as administrative agent.

99.1	Joint press release of Avago Technologies Limited and LSI Corporation, dated May 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 6, 2014

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 15, 2013, by and among LSI Corporation, Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and Leopold Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Avago Technologies Limited Form 8-K/A filed on December 16, 2013).

10.1	Note Purchase Agreement, dated as of December 15, 2013, by and among Avago Technologies Limited, Silver Lake Partners IV, L.P. and Deutsche Bank AG, Singapore Branch, as lead manager (incorporated by reference to Exhibit 10.1 to the Avago Technologies Limited Form 8-K/A filed on December 16, 2013).

10.2	Indenture, dated as of May 6, 2014, related to 2.0% Convertible Senior Notes.

10.3	Registration Rights Agreement, dated as of May 6, 2014, related to 2.0% Convertible Senior Notes.

10.4	Credit Agreement, dated as of May 6, 2014, by and among Avago Technologies Finance Pte. Ltd., Avago Technologies Cayman Ltd., Avago Technologies Holdings Luxembourg S.à.r.l., the lenders named therein, and Deutsche Bank AG New York Branch, as administrative agent.

99.1	Joint press release of Avago Technologies Limited and LSI Corporation, dated May 6, 2014.